UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2022

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices)

(415) 375-3176

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2022, Block, Inc. (formerly known as Square, Inc.) (“Block”) entered into the Fifth Amendment to Revolving Credit Agreement, among Block, the lenders that are party thereto, and Goldman Sachs Bank USA, as administrative agent (the “Revolver Amendment”). The Revolver Amendment amends the Revolving Credit Agreement, dated as of May 1, 2020 (as amended by the First Amendment to Revolving Credit Agreement, dated as of May 28, 2020, the Second Amendment to Revolving Credit Agreement, dated as of November 9, 2020, the Third Amendment to Revolving Credit Agreement, dated as of January 28, 2021, and the Fourth Amendment to Revolving Credit Agreement, dated as of May 25, 2021), among Block, the lenders that are party thereto, and Goldman Sachs Bank USA, as Administrative Agent, to permit certain existing obligations of Afterpay Limited and its subsidiaries, including the SGX Notes (as defined below), to remain outstanding as of and after the completion of the Transaction (as defined below).

The foregoing description of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 31, 2022 (Pacific Standard Time)/February 1, 2022 (Australian Eastern Daylight Time), Block completed its previously announced acquisition of all ordinary shares of Afterpay Limited, an Australian public company limited by shares and listed on the Australian Securities Exchange (“Afterpay” and such shares, “Afterpay Shares”), pursuant to a court-approved scheme of arrangement under Part 5.1 of Australia’s Corporations Act 2001 (Cth) (the “Scheme” and such acquisition, the “Transaction”), as contemplated by the Scheme Implementation Deed (the “Deed”), dated as of August 1, 2021 (Pacific Daylight Time)/August 2, 2021 (Australian Eastern Standard Time) (as amended by the Amending Deed, dated as of December 6, 2021 (Pacific Standard Time) / December 7, 2021 (Australian Eastern Daylight Time)), by and among Block, Afterpay and Lanai (AU) 2 Pty Ltd, an Australian proprietary company limited by shares and an indirect wholly owned subsidiary of Block (“Block Acquirer”).

Upon the implementation of the Scheme, all Afterpay Shares issued and outstanding as of 12:00 a.m. on January 21, 2022 (Pacific Standard Time) / 7:00 p.m. on January 21, 2022 (Australian Eastern Daylight Time), the record date for the Scheme, were transferred to Block Acquirer, and the holders of such Afterpay Shares (“Scheme Participants”) became entitled to receive, for each such share, either (a) where such Scheme Participant was a Share Elected Shareholder (as defined in the Deed), 0.375 shares of Block’s Class A common stock (“New Block Shares”); or (b) where such Scheme Participant was a CDI Elected Shareholder (as defined in the Deed), 0.375 CHESS Depositary Interests, each representing an ownership interest in a share of Block Class A common stock (“New Block CDIs”). In connection with the Transaction, 113,387,895 New Block Shares (including shares underlying 95,377,954 New Block CDIs) were issued to or for the benefit of Scheme Participants.

Equity awards held by non-employee directors of Afterpay vested in full and, if timely exercised (in the case of Afterpay stock options), participated in the Scheme on the same basis as other Afterpay Shares. Outstanding equity awards of Afterpay and its subsidiaries held by employees were generally treated as follows: (i) a portion of each Afterpay award vested such that the vested portion of the award equals the number of months of the total applicable vesting period that had elapsed through January 10, 2022 divided by the total number of months in the vesting period, (ii) the vested portion of each Afterpay award received New Block Shares or New Block CDIs (less any exercise price in the case of Afterpay stock options), and (iii) upon the implementation of the Scheme, the unvested portion of each Afterpay award was forfeited and will be replaced by a Block award of the same character in a manner that preserved its value and vesting schedule and generally on the same terms and conditions except that, for administrative convenience, certain converted Block awards will have vesting dates that align with the vesting dates of other equity awards previously granted to Block employees.

The foregoing description of the Transaction, the Scheme and the Deed does not purport to be complete and is qualified in its entirety by reference to the full text of the Deed, a copy of which is filed as Exhibit 2.1 and Exhibit 2.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Afterpay is a party to the trust deed (the “Trust Deed”), dated as of March 12, 2021, by and between Afterpay and the Hongkong and Shanghai Banking Corporation Limited as trustee. The Trust Deed governs Afterpay’s A$1.5 billion Zero Coupon Convertible Notes due 2026 (the “SGX Notes”). The SGX Notes have a maturity date of March 12, 2026 and do not bear interest. As described under Item 2.01 hereof, on January 31, 2022 (Pacific Standard Time) / February 1, 2022 (Australian Eastern Daylight Time), Afterpay became an indirect, wholly owned subsidiary of Block, and remains a party to the Trust Deed.

On December 21, 2021 (Australian Eastern Daylight Time), Afterpay issued a notice of change of control (the “Relevant Event Notice”) to holders of the SGX Notes following approval of the Scheme by Afterpay shareholders on December 14, 2021 (Australian Eastern Daylight Time). Within 60 days of the delivery of the Relevant Event Notice, the holders of the SGX Notes may require Afterpay to redeem some or all of their SGX Notes at 100% of their principal amount, and Afterpay is required to redeem such SGX Notes 10 business days after the end of such 60-day period, which redemption date will be March 4, 2022 (Hong Kong Time).

The foregoing description of the Trust Deed and the SGX Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Trust Deed, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 2.01 of this Current Report on Form 8-K, Block issued 113,387,895 shares of Block Class A common stock (including shares underlying the New Block CDIs) to or for the benefit of Afterpay shareholders in connection with the Transaction. The shares were issued in reliance on the exemption afforded by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Deed, Block’s board of directors (the “Board”) increased the size of the Board from twelve to thirteen directors and appointed Sharon Rothstein, former director of Afterpay, to the Board as a Class III director, effective as of immediately following the closing of the Transaction on January 31, 2022 (Pacific Standard Time) / February 1, 2022 (Australian Eastern Daylight Time). Other than the Deed, there is no arrangement or understanding between Ms. Rothstein and any other persons pursuant to which Ms. Rothstein was selected as a director.

Ms. Rothstein, age 64, has served as an Operating Partner at Stripes, LLC (“Stripes”), a growth equity firm, since October 2018. Prior to joining Stripes, Ms. Rothstein served as Executive Vice President, Global Chief Marketing Officer, and subsequently, as Executive Vice President, Global Chief Product Officer of Starbucks Corporation from April 2013 to February 2018. Prior to joining Starbucks, Ms. Rothstein held senior marketing and brand management positions with Sephora, Godiva, Starwood Hotels and Resorts, Nabisco Biscuit Company and Procter & Gamble. Ms. Rothstein currently serves on the boards of directors of Yelp Inc., InterContinental Hotels Group PLC and a number of privately-held companies. She previously served on the board of directors of Afterpay until the closing of the Transaction. Ms. Rothstein holds a Bachelor of Commerce from the University of British Columbia and an M.B.A. from the University of California, Los Angeles. Ms. Rothstein was selected to serve on the Board because of her marketing expertise and global operations experience.

Ms. Rothstein will receive Block’s standard remuneration for non-employee directors in accordance with Block’s Outside Director Compensation Policy, as described in the proxy statement relating to Block’s 2021 annual meeting of stockholders filed with the Securities and Exchange Commission on April 29, 2021. Ms. Rothstein has also executed Block’s standard form of indemnification agreement.

Item 7.01	Regulation FD Disclosure.

On January 31, 2022, Block issued a press release announcing the completion of the Transaction and the appointment of Ms. Rothstein to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1	Scheme Implementation Deed, dated as of August 2, 2021, by and among Block, Inc., Lanai (AU) 2 Pty Ltd and Afterpay Limited (incorporated by reference to Exhibit 2.1 to Block’s Current Report on Form 8-K, filed on August 2, 2021).*

2.2	Amending Deed, dated as of December 7, 2021, by and among Block, Inc., Lanai (AU) 2 Pty Ltd and Afterpay Limited (incorporated by reference to Exhibit 2.1 to Block’s Current Report on Form 8-K, filed on December 7, 2021)

4.1	Trust Deed, dated as of March 12, 2021, by and between Afterpay and the Hongkong and Shanghai Banking Corporation Limited as trustee.

10.1	Fifth Amendment to Revolving Credit Agreement, dated as of January 28, 2022, among Block, Inc., the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

99.1	Press Release issued by Block, Inc. on January 31, 2022.

104	Cover Page Interactive Data File, formatted in inline XBRL.

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Block agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2022	BLOCK, INC.

	By:	/s/ Sivan Whiteley
Name: Sivan Whiteley
Title: Chief Legal Officer and Corporate Secretary